UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2024

Peak Bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39951	85-2448157
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4900 Hopyard Road, Suite 100
Pleasanton, CA 94588
(Address of principal executive offices, including zip code)

(925) 463-4800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, par value $0.0001 per share	PKBO	OTC Pink

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Convertible Note Subscription Agreement

On May 28, 2024 (the “Initial Closing Date”), Peak Bio, Inc., a Delaware corporation (the “Company”), and certain investors (the “Convertible Note Investors”) entered into a convertible note agreement (the “Convertible Notes”) pursuant to which the Convertible Note Investors purchased and the Company issued to the Convertible Note Investors Convertible Notes in the aggregate principal amount of $1,324,500.

The Convertible Notes provides that the Company may, in one or more closings, raise in excess of $3,250,000 at the Company’s sole discretion.

The Convertible Notes carry an interest rate of 10% per annum, have a maturity date of December 18, 2024, and provide for security interest in the Company’s intellectual property, automatic conversion and registration rights as follows:

Automatic Conversion:

If a Business Combination (defined below) occurs while the Convertible Notes are outstanding, then the outstanding principal amount of the Convertible Notes and all accrued and unpaid interest shall automatically convert into common stock, par value $0.0001 per share (the “Common Stock”) of the Company immediately prior to the closing of the Business Combination at the Conversion Price (defined below) where:

“Business Combination” means any reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the Common Stock of the Company is converted into or exchanged for securities of another entity (the “Surviving Company”) that are traded on a Public Exchange (the “Surviving Company Securities”).

“Conversion Price” means the price per share for the Company’s Common Stock determined by reference to the purchase price payable in connection with such Business Combination, multiplied by the Discount Rate, where the price per share of the Common Stock is determined by reference to the 30-day volume weighted average price of the Surviving Company Securities on the Public Exchange immediately prior to conversion and the exchange ratio (the “Exchange Ratio”) used in the Business Combination.

“Discount Rate” means 50%.

“Public Exchange” means the Nasdaq Stock Market, the New York Stock Exchange or another public exchange or marketplace approved by the Company’s Board of Directors.

Registration Rights:

Upon the Company’s next equity financing after the Initial Closing Date (the “Next Financing”) in which the Company provides future investors with registration rights, the Company will provide substantially equivalent registration rights to the Convertible Note Investors with respect to the shares of Common Stock into which the Convertible Notes are convertible, subject to the Convertible Notes Investors’ execution of any documents executed by the investors purchasing securities in the Next Financing.

Security Interest:

The Convertible Note provides for a senior security interest in all right, title and interest in and to all of the assets of the Company subject to the terms and conditions of the Security Agreement, by and between the Company and the Convertible Note Investors.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1*	Form of Convertible Note Agreement, dated May 28, 2024, by and between Peak Bio, Inc. and the Investors party thereto.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2024

PEAK BIO, INC.

By:	/s/ Stephen LaMond
Name:	Stephen LaMond
Title:	Interim Chief Executive Officer